UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-11304
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121276
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164634

UNDER THE SECURITIES ACT OF 1933

SAPPI LIMITED
(Exact name of registrant as specified in its charter)

Republic of South Africa	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Ameshoff Street Braamfontein Johannesburg 2001 Republic of South Africa
(Address of Principal Executive Offices)	(Zip Code)

The Sappi Limited Share Incentive Scheme
(Full title of the plan)

Sarah Manchester, Esq. Sappi Fine Paper North America 255 State Street Boston, Massachusetts 02109
(Name and address of agent for service)

(617) 423-7300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer o (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to (i) the Registration Statement No. 333-11304 filed on December 23, 1999 on Form S-8, registering 4,600,000 ordinary shares, (ii) the Registration Statement No. 333-121276 filed on December 15, 2004 on Form S-8, registering 3,000,000 ordinary shares, and (iii) the Registration Statement No. 333-164634 filed on February 2, 2010 on Form S-8, registering 5,000,000 ordinary shares, each such ordinary share to be offered pursuant to the Sappi Limited Share Incentive Scheme (the “Registration Statements”).

On September 9, 2013, Sappi Limited announced its intention to delist its American Depositary Shares and its underlying ordinary shares from the New York Stock Exchange and that this delisting would be followed by an application to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended. This post-effective amendment hereby terminates the Registration Statements and removes from registration all of the securities registered thereby which remain unsold as of the date hereof. As of the date hereof, Sappi Limited estimates that approximately 3,437,550 of the aggregate 12,600,000 ordinary shares registered on the Registration Statements in connection with the Sappi Limited Share Share Incentive Scheme remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on September 30, 2013.

SAPPI LIMITED,

By:	/s/ M. van Hoven
Name: M. van Hoven
Title: Group Head Strategy & Legal

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on September 30, 2013.

/s/ R. J. Boëttger	/s/ S. Manchester
R. J. Boëttger	S. Manchester
Chief Executive Officer : Director	Authorized U.S. Representative, Sappi North America Vice President, Human Resources and General Counsel

/s/ D. C. Cronjé	/s/ L. J. Newman
D. C. Cronjé	L. J. Newman
Chairman : Director	Principal Accounting Officer, Group Financial Controller

/s/ S. R. Binnie
G. P. F. Beurskens	S. R. Binnie
Director	Chief Financial Officer : Director

/s/ R. J. DeKoch	/s/ M. A. Fallon
R. J. DeKoch	M. A. Fallon
Director	Director

/s/ D. Konar	/s/ N. P. Mageza
D. Konar	N. P. Mageza
Director	Director

/s/ J. D. McKenzie	/s/ M. V. Moosa
J. D. McKenzie	M. V. Moosa
Director	Director

/s/ K. R. Osar
K. R. Osar	B. Radebe
Director	Director

/s/ R. Thummer
A. N. R. Rudd	R. Thummer
Director	Director

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